Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

DYNEGY INCREASES TENDER OFFER CAP AMOUNT

HOUSTON, TX (August 7, 2017) — Dynegy Inc. (NYSE: DYN) (we, us, our or Dynegy) increased the aggregate principal amount of its outstanding 6.75% senior notes due 2019 (Securities) that it is offering to purchase pursuant to its previously announced tender offer (Tender Offer) from $1.2 billion to $1.25 billion (as so increased, the Tender Cap Amount).

Except as set forth above, the terms and conditions of the Tender Offer described in the Offer to Purchase, dated August 7, 2017 (Offer to Purchase), remain unchanged. Holders of the Securities are urged to carefully read the Offer to Purchase before making any decision with respect to the Tender Offer.

The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on September 1, 2017 (such date and time, as it may be extended by us, the Expiration Date).

The following table summarizes the pricing terms of the Tender Offer:

		Principal	Payment per $1,000 Principal Amount of Securities
Title of Security	CUSIP/ISIN Numbers	Amount Outstanding	Tender Offer Consideration(1)	Early Tender Premium	Total Consideration(1)(2)
6.75% Senior Notes due 2019	26817R AM0 US26817RAM07	$2,100,000,000	$1,006	$30	$1,036

(1) Excludes accrued and unpaid interest up to, but not including, the applicable Settlement Date (as defined below), which will be paid in addition to the Tender Offer Consideration (as defined below) or Total Consideration (as defined below), as applicable.

(2) Includes the Early Tender Premium (as defined below).

The total consideration for each $1,000 principal amount of Securities validly tendered at or prior to 5:00 p.m., New York City time, on August 18, 2017 (such date and time, as it may be extended by us, the Early Tender Date), and accepted for purchase pursuant to the Tender Offer, will be the total consideration set forth in the table above (Total Consideration). The Total Consideration includes the early tender premium for the Securities also set forth in the table above (Early Tender Premium). Holders must validly tender and not subsequently validly withdraw their Securities at or prior to the Early Tender Date in order to be eligible to receive the Total Consideration for such Securities purchased in the Tender Offer.

Subject to the terms and conditions of the Tender Offer, each holder who validly tenders and does not subsequently validly withdraw their Securities at or prior to the Early Tender Date will be entitled to receive the Total Consideration, plus accrued and unpaid interest up to, but not including, the applicable Settlement Date (as defined below). Holders who validly tender their Securities after the Early Tender Date but at or prior to the Expiration Date will be entitled to receive the tender offer consideration equal to the Total Consideration less the Early Tender Premium (Tender Offer Consideration), plus accrued and unpaid interest up to, but not including, the applicable Settlement Date, if and when such Securities are accepted for payment.

Dynegy reserves the right but is under no obligation, at any point following the Early Tender Date and before the Expiration Date, to accept for purchase any Securities validly tendered at or prior to the Early Tender Date (Early Settlement Date), subject to the Tender Cap Amount. The Early Settlement Date will be determined at our option and is currently expected to occur on the business day following the Early Tender Date. Irrespective of whether we choose to exercise our option to have an Early Settlement Date, we will purchase any remaining Securities that have been validly tendered by the Expiration Date and that we choose to accept for purchase, subject to the Tender Cap Amount, on a date promptly following the Expiration Date (Final Settlement Date and, each of the Early Settlement Date and Final Settlement Date, a Settlement Date). The Final Settlement Date is expected to occur on the business day following the Expiration Date.

If the aggregate principal amount of Securities validly tendered in the Tender Offer exceeds the Tender Cap Amount, we will accept such Securities on a pro rata basis. Dynegy reserves the right to increase or decrease the Tender Cap Amount, at any time, subject to compliance with applicable law without extending withdrawal rights.

Securities tendered may be withdrawn from the Tender Offer at or prior to, but not after, 5:00 pm, New York City time, on August 18, 2017, unless extended, by following the procedures described in the Offer to Purchase.

The Tender Offer is not conditioned upon any minimum amount of Securities being validly tendered. Our obligation to accept for payment and to pay for the Securities in the Tender Offer is subject to the satisfaction or waiver of a number of conditions as described in the Offer to Purchase, including the consummation of a concurrent notes offering on terms satisfactory to Dynegy (Financing Transaction). We reserve the right, subject to applicable law, to waive any one or more of the conditions with respect to the Tender Offer at any time.

We have issued a conditional notice of redemption to redeem $1.25 billion of the Securities, less the aggregate principal amount of Securities purchased by us in the Tender Offer, conditioned upon the completion of the Financing Transaction. The redemption is expected to occur on September 6, 2017. The Securities are currently redeemable at a price of 103.375% of the aggregate principal amount thereof plus accrued and unpaid interest. This news release does not constitute a notice of redemption of the Securities.

We have engaged Goldman Sachs & Co. LLC to act as the Dealer Manager and D.F. King & Co., Inc. to act as both the Information Agent and the Tender Agent in connection with the Tender Offer. Questions regarding the Tender Offer may be directed to Goldman Sachs & Co. LLC at 800.828.3182 (toll free) or 212.357.1057 (collect). Requests for the Offer to Purchase may be directed to D.F. King & Co., Inc. at 866.828.6934 (toll free) or 212.269.5550 (collect) or by email at dyn@dfking.com.

Dynegy is making the Tender Offer only by, and pursuant to, the terms of the Offer to Purchase. None of Dynegy, our Board of Directors, the Dealer Manager, the Tender Agent, or the Information

Agent is making any recommendation as to whether holders should tender any Securities in the Tender Offer. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender. The Tender Offer is not being made to holders of Securities in any jurisdiction or in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of us by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

This news release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

ABOUT DYNEGY

At Dynegy, we generate more than just power for our customers. We are committed to being a leader in the electricity sector. Throughout the Northeast, Mid-Atlantic, Midwest and Texas, Dynegy operates power generating facilities capable of producing more than 28,000 megawatts of electricity—or enough energy to power about 22 million American homes. We’re proud of what we do, but it’s about much more than just output. We’re always striving to generate power safely and responsibly for our wholesale and retail electricity customers who depend on that energy to grow and thrive.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this news release includes statements reflecting assumptions, expectations, projections, intentions, or beliefs about future events that are intended as “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect,” and other words of similar meaning, or the negative of those expressions, may identify forward-looking statements. These statements represent our reasonable judgment of the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties, and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission. Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its 2016 Form 10-K and subsequent Form 10-Qs. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

All forward-looking statements contained in this news release are qualified in their entirety by this cautionary statement. We undertake no obligation to update any forward-looking statements. Forward-looking statements speak only as of the date they are or were made, and we do not intend to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this news release, currently unknown facts or conditions or the occurrence of unanticipated events, except as required by law.

CONTACTS: Media: Julius Cox, 713.767.5800; Analysts: 713.507.6466